UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 8, 2005

                        AMERICAN LEISURE HOLDINGS, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                   333-48312            75-2877111
    ---------------------------       ----------            -----------
   (State or other jurisdiction      (Commission         (IRS Employer
        of incorporation)             File Number)     Identification No.)


                   Park 80 Plaza East, Saddle Brook,    NJ 07663
              ----------------------------------------------------
              (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code (800) 546-9676 ext. 2076


                                       N/A
                          ------------------------------
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  7.01     REGULATION  FD  DISCLOSURE

     On September 8, 2005, the Registrant executed a non-binding term sheet to acquire 100% of the membership interests of Vici Marketing Group, LLC solely in exchange for the Registrant's common stock. The Registrant will issue 235,000 shares of its common stock to the members of Vici Marketing Group, LLC at closing and up to an additional 2,000,000 shares to the management of Vici Marketing Group, Inc. pursuant to a formula described in greater detail below. The parties will use their good faith efforts to close the transaction as expeditiously as possible. The parties currently expect to close the transaction by October 30, 2005. Other material terms of the proposed acquisition are listed below:

     - The Registrant will form Vici Marketing Group, Inc., as a wholly-owned subsidiary to consummate the acquisition.
     - The Registrant will own 81% of Vici Marketing Group, Inc and the current managers of Vici Marketing Group, LLC. (the "Managers") will own the balance of 19%.
     - For five full years following the closing of the acquisition (the "5-Year Period"), the Managers will be entitled as a group to 19%, and the Registrant will be entitled to 81%, of the pre-tax profits of Vici Marketing Group, Inc. paid in cash, which will be loaned back by the Registrant and Managers in proportion to their ownership interest to provide Vici Marketing Group, Inc. with sufficient cash flow.
     - The Registrant may curtail the 19% pre-tax profits payment anytime after the end of the 5-Year Period by paying an amount of the Registrant's restricted common stock or cash, as determined by the Registrant in its sole discretion, equal to the average of the sum of the 19% pre-tax profits payments less hypothetical corporate tax payments for each of the years during the 5-Year Period multiplied by 30% of the Registrant's price-earning ratio, which ratio will be determined by averaging the high and low ratios for the 6-month period preceding the date of curtailment. If the Registrant chooses to pay this in restricted shares, then the price per share will be determined as the average price per share of the Registrant's common stock for the 30-day trading period immediately preceding the buyout with a minimum price per share of $5.00.
     - At closing, the Registrant will issue 25,000 shares of its Series E preferred stock, having a liquidation value of $2,500,000, to Stanford Venture Capital Holdings, Inc. in consideration for the debt that Vici Marketing Group, LLC owes to Stanford. Stanford is a principal owner of Vici Marketing Group, LLC and a major shareholder of the Registrant.
     - After an audit of Vici Marketing Group, Inc. of each year during the 5-Year Period, the Registrant will issue the members of Vici Marketing Group, LLC an aggregate of one restricted share of its common stock, up to 2,000,000 shares, for each increment of $15 of after tax income reported by Vici Marketing Group, Inc. and delivered to the Registrant during the 5-Year Period.
     - The Registrant will offer Scott Roix of Vici Marketing Group, LLC a seat on the Registrant's board of directors, which will be preceded by his appointment to the Registrant's advisory board for a term of nine months or shorter if the acquisition is unwound, in which case his appointment will automatically terminate.
     - Mr. Roix, expected Chairman and an executive officer of Vici Marketing Group, Inc., and other senior officers will have operational discretion to enter into certain employment contracts with former employees of Vici Marketing Group, LLC in a form prescribed by the Registrant for total compensation that is no greater than the annualized compensation received by each of such persons during the six month period immediately preceding the acquisition, and to establish an equitable performance based commission plan based on net income attributable to performance and consistent with such plan in effect at Vici Marketing Group, LLC six months prior to the date of the term sheet.
     - Vici Marketing Group, LLC, at its own expense, will provide audited financial statements for the fiscal years ended December 31, 2003, December 31, 2004, the nine month period ended September 30, 2005, and, if the transaction does not close until 2006, December 31, 2005.
     - In the event that the audited balance sheet of Vici Marketing Group, LLC as of September 30, 2005, does not show $2,000,000 in net tangible assets (taking into account such intangible assets as any and all contract opportunities to market real estate properties or products for third parties) as of such date according to US GAAP, the Registrant shall deduct one share of the 235,000 shares to be paid at closing for every $8.51 that the net tangible assets are less than $2,000,000, and, in the event that the net tangible assets as of such date are negative, the Registrant may terminate the transaction or reduce the additional 2,000,000 shares to be paid during the 5-Year Period on a similar basis.
     - Express conditions of the acquisition are that Vici Marketing Group, LLC will disclose all contracts, all liabilities and all contingent liabilities and that all of its IRS filings are current and fully paid. In addition, all of the contracts, leases and liabilities of Vici Marketing Group, LLC shall be paid or retired pursuant to their terms and Vici Marketing Group, LLC will indemnify the Registrant from any and all cost for exposure for any of Vici Marketing Group, LLC's liabilities.
     - The board of directors of Vici Marketing Group, Inc. will consist of five members, three of which will be elected by the Registrant and two of which will be executive board members elected by the former members of Vici Marketing Group, LLC. The board members will not receive compensation for the first year; however, they will subsequently receive compensation pursuant to standards endorsed by the Registrant.
     - In the event that the Registrant accepts an offer to sell substantially all of its assets, the assets of Vici Marketing Group, Inc. or a controlling interest in Vici Marketing Group, Inc. or there is a change in control of the Registrant, Scott Roix or, if Mr. Roix is no longer with Vici Marketing Group, Inc., the former members of Vici Marketing Group, LLC then with Vici Marketing Group, Inc., will have the right to negotiate directly with the offeror if they do not agree with the value of the 19% interest that the Managers will own in Vici Marketing Group, Inc., but in no event will they have the power to veto any of the transactions contemplated by such offers.
     - Vici Marketing Group, LLC will use its best efforts to secure transition financing from Stanford Venture Capital Holdings, Inc. on terms acceptable to the Registrant.

     In addition, the Registrant will grant Vici Marketing Group, Inc. a contract to market the Registrant's real estate products. The contract will include a 13% commission on sales proceeds on all units in inventories covered by the contract less any amounts due to existing or new brokers engaged by the Registrant or its affiliated entities and any of the Registrant's in-house commission or incentive obligations. Vici Marketing Group, Inc. will be obligated to pay the costs of all in-house sales and all marketing costs including agreed staffing costs attributable to sales and will agree to meet a sales target of 100 sales per month for the first year of the contract. The Registrant will increase the sales target for subsequent years subject to available inventory. If the sales target is not reached for two consecutive months in any year, the Registrant will have the right to terminate the contract. Vici Marketing Group, Inc. will also have a right of first refusal to sell those products that will be subject to a management agreement of one of the Registrant's subsidiaries or those products developed by an affiliate of the Registrant, subject to performance targets and arm's length pricing.

     The matters discussed herein are not binding and are qualified in all respects by the terms of any definitive agreement(s) regarding these matters.

     In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01, shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

ITEM  8.01     OTHER  EVENTS

     On September 8, 2005, the Registrant executed a term sheet to acquire 100% of the membership interests of Vici Marketing Group, LLC solely in exchange for the Registrant's common stock. The details regarding the term sheet are disclosed in "Item 7.01. Regulation FD Disclosure," above. The Registrant will issue 235,000 shares of its common stock to the members of Vici Marketing Group, LLC at closing and up to an additional 2,000,000 shares pursuant to a formula described in greater detail above. The parties will use their good faith efforts to close the transaction as expeditiously as possible. The parties currently expect to close the transaction by October 30, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

By: /s/ Malcolm J. Wright
    ---------------------
    Malcolm J. Wright
    Chief Executive Officer

Dated:  September 21, 2005

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